Exhibit 99.1
Ingram Micro Reports Fiscal Third Quarter 2024 Financial Results

•Net sales of $11.8 billion
•Gross margin up 2 basis points year-over-year
•Net income of $77.0 million and non-GAAP net income of $159.2 million
•Diluted earnings per share (“EPS”) of $0.35 and non-GAAP diluted EPS of $0.72
•Cash used in operations of $277.0 million and adjusted free cash flow of $(254.6) million
•On a year-to-date basis, cash provided by operations of $23.9 million and adjusted free cash flow of $106.1 million

Consolidated Fiscal Third Quarter 2024 Results(1)

	Thirteen Weeks Ended September 28, 2024		Thirteen Weeks Ended September 30, 2023		2024 vs. 2023
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$11,762,628		$11,925,373		$(162,745)
Gross profit	845,492	7.19%	854,844	7.17%	(9,352)
Income from operations	218,174	1.85%	212,402	1.78%	5,772
Net income	76,969	0.65%	86,783	0.73%	(9,814)
Adjusted Income from Operations	253,949	2.16%	265,481	2.23%	(11,532)
Adjusted EBITDA	331,574	2.82%	313,971	2.63%	17,603
Non-GAAP Net Income	159,162	1.35%	148,611	1.25%	10,551
EPS:
Basic	$0.35		$0.39
Diluted	$0.35		$0.39
Non-GAAP EPS:
Basic	$0.72		$0.67
Diluted	$0.72		$0.67

					2024 vs. 2023
	Thirty-Nine Weeks Ended September 28, 2024		Thirty-Nine Weeks Ended September 30, 2023
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$34,639,001		$35,020,863		$(381,862)
Gross profit	2,508,860	7.24%	2,568,477	7.33%	(59,617)
Income from operations	569,423	1.64%	613,412	1.75%	(43,989)
Net income	181,106	0.52%	216,188	0.62%	(35,082)
Adjusted Income from Operations	694,424	2.00%	730,730	2.09%	(36,306)
Adjusted EBITDA	900,573	2.60%	917,702	2.62%	(17,129)
Non-GAAP Net Income	414,789	1.20%	417,216	1.19%	(2,427)
EPS:
Basic	$0.81		$0.97
Diluted	$0.81		$0.97
Non-GAAP EPS:
Basic	$1.87		$1.88
Diluted	$1.87		$1.88

IRVINE, Calif.— (BUSINESS WIRE) —Nov. 12, 2024—Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported fiscal third quarter results for the period ended September 28, 2024. The Company reported third-quarter net sales of $11.8 billion, net income on a GAAP basis of $77.0 million or $0.35 per share, and non-GAAP net income of $159.2 million or $0.72 per share.(1)

“We are grateful to our associates, partners, and customers who supported our return to the public markets in October, building upon our 45-year legacy of powering the world’s leading technology brands,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “As a public company, we expect to continue delivering measurable business outcomes to our customers while we expand our technical reach and scope, bolstered by our revolutionary Xvantage platform. We are eager to continue redefining the value of distribution with our increased visibility in the public markets.”

“The third quarter results reflect the success of our focus while we were private, including our increased geographic reach, expanded product and service offerings, and shift towards Advanced Solutions and Cloud offering products,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “Going forward, we are focused on the quality of our net sales as we continue our track record of profitable growth and investment in our highly differentiated Xvantage platform.”

Consolidated Fiscal Third Quarter 2024 Financial Highlights

•Net sales totaled $11.8 billion, compared to $11.9 billion in the prior fiscal third quarter, representing a decrease of 1.4%. The year-over-year decrease was primarily a result of lower net sales in our North America and Latin America regions, partially offset by net sales growth in our Asia-Pacific region.

•Gross profit was $845.5 million, compared to $854.8 million in the prior fiscal third quarter.

•Gross margin was 7.19%, compared to 7.17% in the prior fiscal third quarter. The year-over-year increase in gross margin was driven by a shift in sales mix towards our higher-margin cloud-based solutions and Other services net sales particularly in North America.

•Income from Operations was $218.2 million, compared to $212.4 million in the prior fiscal third quarter. Adjusted income from operations was $253.9 million, compared to $265.5 million in the prior fiscal third quarter. Included in the results for the fiscal third quarter of 2024 are $8.8 million of costs, or seven basis points of net sales, associated with the September 2024 refinancing of our Term Loan B and Asset Backed Lending facility. This extended the maturities of these facilities to 2031 and 2029 respectively, while also reducing the interest rate spread on the Term Loan B by twenty-five basis points.

•Income from operations margin was 1.85%, compared to 1.78% in the prior fiscal third quarter. This year-over-year increase was primarily due to restructuring costs incurred in the prior fiscal third quarter, as well as the increase in gross margin year-over-year.

•Adjusted EBITDA was $331.6 million, compared to $314.0 million in the prior fiscal third quarter.

•Diluted EPS was $0.35, compared to $0.39 in the prior fiscal third quarter. Non-GAAP diluted EPS was $0.72, compared to $0.67 in the prior fiscal third quarter.

•Cash used in operations was $277.0 million, compared to $256.0 million in the prior fiscal third quarter, and adjusted free cash flow was $(254.6) million, compared to $(281.5) million in the prior fiscal third quarter. We typically invest in inventory during our fiscal third quarter to serve higher seasonal sales in our fiscal fourth quarter.

•Year-to-date cash provided by operations is $23.9 million and adjusted free cash flow is a positive $106.1 million, compared to $59.8 million and $6.5 million in the same period in 2023. We continue to manage our balance sheet with a focus on return on investment, profitable growth, and quality of net sales over time.

Regional Fiscal Third Quarter 2024 Financial Highlights

North America

Net sales were $4.3 billion, compared to $4.6 billion in the prior fiscal third quarter. The year-over-year decrease in North American net sales was primarily driven by a decline in net sales of client and endpoint solutions, particularly smartphones, application software, and components in the United States.

Income from operations was $83.3 million, compared to $79.2 million in the prior fiscal third quarter.

Income from operations margin was 1.95%, compared to 1.74% in the prior fiscal third quarter. The year-over-year increase in income from operations margin was primarily due to a shift in sales mix towards our higher-margin cloud-based solutions and Other services, as well as continued optimization of our operating expenses, including restructuring actions taken in 2023 and early 2024.

EMEA

Net sales were $3.5 billion, a decrease of 0.1% compared to the prior fiscal third quarter. The slight year-over-year decrease in EMEA net sales was primarily a result of a decrease in our Reverse Logistics and Repair business, partially offset by modest growth in other categories.

Income from operations was $66.9 million, compared to $72.2 million in the prior fiscal third quarter.

Income from operations margin was 1.93%, compared to 2.08% in the prior fiscal third quarter. The year-over-year decrease in income from operations margin was primarily due to an increase in SG&A expenses as a percentage of net sales in the region driven by inflationary and other factors.

Asia-Pacific

Net sales were $3.2 billion, compared to $2.9 billion in the prior fiscal third quarter. The increase in Asia-Pacific net sales was driven by net sales of client and endpoint solutions, led by growth in mobility distribution, particularly smartphones and consumer electronics.

Income from operations was $58.2 million, compared to $55.9 million in the prior fiscal third quarter.

Income from operations margin was 1.84%, compared to 1.93% in the prior fiscal third quarter. The year-over-year decrease in income from operations margin was primarily the result of a mix towards lower-margin client and endpoint solutions offset partially by improved operating expense leverage.

Latin America

Net sales were $0.9 billion, compared to $1.0 billion in the prior fiscal third quarter. The decrease in Latin American net sales was primarily driven by a decrease in net sales of client and endpoint solutions, attributed primarily to declines in mobility distribution, notebooks and consumer electronics.

Income from operations was $27.7 million, compared to $20.0 million in the prior fiscal third quarter.

Income from operations margin was 3.25%, compared to 2.00% in the prior fiscal third quarter. The year-over-year increase in income from operations margin was a result of the region's mix shift toward net sales of higher-margin cloud-based solutions.

Fiscal Fourth Quarter 2024 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal fourth quarter 2024, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control.(1)

	Thirteen Weeks Ended December 28, 2024
($ in millions, except per share data)	Low	High
Net sales	$13,000	$13,500
Gross profit	935	985
Non-GAAP Diluted EPS	$0.85	$0.98

Our fiscal fourth quarter 2024 guidance assumes an effective tax rate of approximately 43% on a GAAP basis and 34% on a non-GAAP basis, and 231.8 million diluted shares outstanding. The non-GAAP tax rate is inflated by approximately three percentage points as a result of certain one-time compensation impacts with limited deductibility under Section 162(m), as well as our expected level and mix of profits during the quarter. This tax rate impact will decrease non-GAAP diluted EPS by approximately $0.04 for the quarter.

Fiscal Third Quarter 2024 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Tuesday, November 12, 2024 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed domestically at 877-407-9781 and internationally at 201-689-8796.

A telephonic replay will be available through Tuesday, November 26, 2024 at 877-660-6853 or 201-612-7415, access code 13749774. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we deliver a singular business-to-consumer-like experience. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. For more information, please visit www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by, or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; the provision of transition services to the buyer in the sale of a substantial portion of our Commerce & Lifecycle Services business and our ability to adjust our cost base as those transition service agreements expire; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; the effect of the COVID-19 pandemic on our business; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes, including supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us; the effect of various political, geopolitical, and economic issues and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; various environmental, social, and governance initiatives; our financing efforts; our relationships with our customers, OEMs, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which Platinum Equity, LLC together with its affiliated investment vehicles’ interests conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.

Contact:

Investor Relations:
Willa McManmon
ir@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	September 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$849,472	$948,490
Trade accounts receivable (less allowances of $173,209 and $163,727, respectively)	8,873,468	8,988,799
Inventory	4,939,438	4,659,624
Other current assets	819,476	757,404
Total current assets	15,481,854	15,354,317
Property and equipment, net	484,575	452,613
Operating lease right-of-use assets	419,866	430,705
Goodwill	850,065	851,780
Intangible assets, net	814,850	880,433
Other assets	511,513	450,466
Total assets	$18,562,723	$18,420,314
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,468,084	$9,230,439
Accrued expenses and other	970,954	1,061,409
Short-term debt and current maturities of long-term debt	494,418	265,719
Short-term operating lease liabilities	104,258	105,564
Total current liabilities	11,037,714	10,663,131
Long-term debt, less current maturities	3,344,033	3,657,889
Long-term operating lease liabilities, net of current portion	359,244	366,139
Other liabilities	207,827	226,866
Total liabilities	14,948,818	14,914,025
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, par value $0.01, 251,015,810 shares authorized at September 28, 2024 and December 30, 2023, respectively; and 220,742,854 shares issued and outstanding at September 28, 2024 and December 30, 2023, respectively	2,207	2,207
Class B Common Stock, par value $0.01, 2,510,158 shares authorized at September 28, 2024 and December 30, 2023, respectively; and 1,657,146 shares issued and outstanding September 28, 2024 and December 30, 2023, respectively	17	17
Additional paid-in capital	2,643,807	2,655,776
Retained earnings	1,254,283	1,079,776
Accumulated other comprehensive loss	(286,409)	(231,487)
Total stockholders’ equity	3,613,905	3,506,289
Total liabilities and stockholders’ equity	$18,562,723	$18,420,314

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$11,762,628	$11,925,373	$34,639,001	$35,020,863
Cost of sales	10,917,136	11,070,529	32,130,141	32,452,386
Gross profit	845,492	854,844	2,508,860	2,568,477

Operating expenses:
Selling, general and administrative	627,318	623,352	1,917,419	1,935,975
Restructuring costs	—	19,090	22,018	19,090
Total operating expenses	627,318	642,442	1,939,437	1,955,065
Income from operations	218,174	212,402	569,423	613,412
Other (income) expense:
Interest income	(11,791)	(8,779)	(32,156)	(25,160)
Interest expense	86,254	98,321	257,790	284,751
Net foreign currency exchange loss (gain)	10,675	(10,462)	29,938	18,641
Other	13,813	12,984	34,784	25,481
Total other (income) expense	98,951	92,064	290,356	303,713
Income before income taxes	119,223	120,338	279,067	309,699
Provision for income taxes	42,254	33,555	97,961	93,511
Net income	$76,969	$86,783	$181,106	$216,188
Basic and diluted earnings per share for Class A and Class B shares	$0.35	$0.39	$0.81	$0.97

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$76,969	$86,783	$181,106	$216,188
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	48,441	44,532	140,902	138,770
Noncash charges for interest and bond discount amortization	6,529	7,503	21,607	23,938
Loss on repayment of term loans	1,927	4,872	1,927	4,872
Amortization of operating lease asset	32,213	26,295	96,780	79,644
Deferred income taxes	(16,000)	(23,744)	(36,493)	(44,687)
(Gain) loss on foreign exchange	(13,269)	1,321	(5,106)	(856)
Other	(5,648)	5,076	(12,451)	(978)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(709,810)	(390,100)	(109,758)	151,326
Inventory	(123,280)	(79,117)	(286,770)	512,866
Other assets	(20,409)	(53,254)	(85,682)	(99,613)
Accounts payable	502,338	(30,541)	245,182	(638,980)
Change in book overdrafts	(55,083)	161,710	37,110	(54,902)
Operating lease liabilities	(32,035)	(13,710)	(94,555)	(72,745)
Accrued expenses and other	30,077	(3,634)	(69,921)	(155,079)
Cash provided by operating activities	(277,040)	(256,008)	23,878	59,764
Cash flows from investing activities:
Capital expenditures	(37,955)	(60,779)	(106,643)	(164,986)
Proceeds from deferred purchase price of factored receivables	60,362	35,277	188,877	111,695
Issuance of notes receivable	(5,318)	—	(48,692)	—
Proceeds from notes receivable	7,868	—	29,465	—
Other	4,984	(2,212)	14,001	(3,275)
Cash provided by (used in) investing activities	29,941	(27,714)	77,008	(56,566)
Cash flows from financing activities:
Dividends paid to shareholders	—	(9,909)	(6,174)	(10,462)
Change in unremitted cash collections from servicing factored receivables	(6,982)	(15,038)	(15,612)	(25,661)
Repayment of Term Loans	(100,000)	(50,000)	(250,000)	(560,000)
Gross proceeds from other debt	47,306	11,946	89,132	29,024
Gross repayments of other debt	(55,169)	(25,867)	(105,002)	(43,794)
Net proceeds from revolving and other credit facilities	299,535	152,130	162,617	139,286
Purchase of Colsof shares	(21,846)	—	(21,846)	—
Other	(10,605)	—	(11,539)	(466)
Cash used in financing activities	152,239	63,262	(158,424)	(472,073)
Effect of exchange rate changes on cash and cash equivalents	15,570	(47,705)	(41,480)	13,365
Decrease in cash and cash equivalents	(79,290)	(268,165)	(99,018)	(455,510)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cash and cash equivalents at beginning of period	928,762	1,132,792	948,490	1,320,137
Cash and cash equivalents at end of period	$849,472	$864,627	$849,472	$864,627
Supplemental disclosure of non-cash investing information:
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$60,879	$31,401	$185,688	$100,017

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) integration and transition costs and (iv) the advisory fees paid to Platinum Advisors under a corporate advisory services agreement (which has been terminated as a result of our initial public offering (“IPO”)) (such terminated agreement, the “CASA”).

•We define Adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) the advisory fees paid to Platinum Advisors under the CASA, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation and (vi) certain other items as defined in our credit agreements.

•Return on Invested Capital is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted Return on Invested Capital is defined as Adjusted Net Income divided by the invested capital for the period. Adjusted Net Income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, (v) the advisory fees paid to Platinum Advisors under the CASA, plus (vi) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv) and (v) plus (vii) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define Non-GAAP Net Income as Net Income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) the advisory fees paid to Platinum Advisors under the CASA, (vi) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation, (vii) certain other items as defined in our credit agreements, (viii) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi) and (vii), and (ix) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from Adjusted Net Income, which is a component of Adjusted ROIC as shown below.

•We define non-GAAP basic EPS as Non-GAAP Net Income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing Non-GAAP Net Income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities, of which there were none outstanding for the period presented below.

The following is a reconciliation of income from operations to adjusted income from operations:

(Amount in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Income from operations	$218,174	$212,402	$569,423	$613,412
Amortization of intangibles	21,771	21,790	65,265	65,313
Restructuring costs	(507)	19,261	22,018	19,090
Integration and transition costs	8,261	5,778	18,968	14,165
Advisory fee	6,250	6,250	18,750	18,750
Adjusted Income from Operations	$253,949	$265,481	$694,424	$730,730

The following is a reconciliation of net income to adjusted EBITDA:

(Amount in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Net income	$76,969	$86,783	$181,106	$216,188
Interest income	(11,791)	(8,779)	(32,156)	(25,160)
Interest expense	86,254	98,321	257,790	284,751
Provision for income taxes	42,254	33,555	97,961	93,511
Depreciation and amortization	48,441	44,532	140,902	138,770
EBITDA	$242,127	$254,412	$645,603	$708,060
Restructuring costs	(507)	19,261	22,018	19,090
Net foreign currency exchange (gain) loss	10,675	(10,462)	29,938	18,641
Integration, transition and operational improvement costs	45,951	25,834	111,474	89,858
Advisory fee	6,250	6,250	18,750	18,750
Cash-based compensation expense	6,087	6,057	18,332	25,395
Other	20,991	12,619	54,458	37,908
Adjusted EBITDA	$331,574	$313,971	$900,573	$917,702

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Net income	$76,969	$86,783	$181,106	$216,188

Stockholders' equity	3,613,905	3,230,744	3,613,905	3,230,744
Long-term debt	3,344,033	3,619,081	3,344,033	3,619,081
Short-term debt and current maturities of long-term debt	494,418	352,309	494,418	352,309
Cash and cash equivalents	(849,472)	(864,627)	(849,472)	(864,627)
Invested capital	$6,602,884	$6,337,507	$6,602,884	$6,337,507

Return on Invested Capital	4.7%	5.5%	3.7%	4.5%

($ in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Period in weeks for non-52 week periods	13	13	39	39
Number of weeks	52	52	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Net income	$76,969	$86,783	$181,106	$216,188
Pre-tax adjustments:
Other (income) expense	98,951	92,064	290,356	303,713
Amortization of intangibles	21,771	21,790	65,265	65,313
Restructuring costs	(507)	19,261	22,018	19,090
Integration and transition costs	8,261	5,778	18,968	14,165
Advisory fee	6,250	6,250	18,750	18,750
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(27,182)	(36,021)	(89,238)	(96,858)
Other discrete items (b)	870	551	(296)	379
Adjusted net income	$185,383	$196,456	$506,929	$540,740

Stockholders' equity	3,613,905	3,230,744	3,613,905	3,230,744
Long-term debt	3,344,033	3,619,081	3,344,033	3,619,081
Short-term debt and current maturities of long-term debt	494,418	352,309	494,418	352,309
Cash and cash equivalents	(849,472)	(864,627)	(849,472)	(864,627)
Invested Capital	$6,602,884	$6,337,507	$6,602,884	$6,337,507

Number of Days	91	91	273	273
Adjusted Return on Invested Capital	11.2%	12.4%	10.2%	11.4%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at Adjusted Net Income.
(b) Other discrete items represent non-recurring adjustments resulting from uncertain tax liabilities of ($2,235) in the Thirty-Nine Weeks Ended September 28, 2024; and other minor non-recurring items.

The following is a reconciliation of net income to non-GAAP net income:

(Amount in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Net income	$76,969	86,783	$181,106	216,188
Pre-tax adjustments:
Amortization of intangibles	21,771	21,790	65,265	65,313
Restructuring costs	(507)	19,261	22,018	19,090
Net foreign currency exchange loss (gain)	10,675	(10,462)	29,938	18,641
Integration, transition and operational improvement costs	45,951	25,834	111,474	89,858
Advisory fee	6,250	6,250	18,750	18,750
Cash-based compensation expense	6,087	6,057	18,332	25,395
Other items	18,657	11,514	46,487	31,090
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(27,561)	(19,631)	(78,285)	(68,512)
Other miscellaneous tax adjustments (b)	870	1,215	(296)	1,403
Non-GAAP Net Income	$159,162	$148,611	$414,789	$417,216
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at Non-GAAP Net Income.
(b) Other miscellaneous tax adjustments represent non-recurring adjustments resulting from uncertain tax liabilities of ($2,235) in the Thirty-Nine Weeks Ended September 28, 2024; and other minor non-recurring items.

The following is a reconciliation of net income to adjusted free cash flow:

(Amount in thousands)	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Net Income	$76,969	$86,783	$181,106	$216,188
Depreciation and amortization	48,441	44,532	140,902	138,770
Other non-cash items and changes to non-working capital assets/liabilities	(16,615)	(49,275)	(183,894)	(265,504)
Changes in working capital	(385,835)	(338,048)	(114,236)	(29,690)
Cash (used in) provided by operating activities	$(277,040)	$(256,008)	$23,878	$59,764
Capital expenditures	(37,955)	(60,779)	(106,643)	(164,986)
Proceeds from deferred purchase price of factored receivables	60,362	35,277	188,877	111,695
Adjusted free cash flow	$(254,633)	$(281,510)	$106,112	$6,473

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-Nine Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 30, 2023
Basic and Diluted EPS - GAAP	$0.35	$0.39	$0.81	$0.97
Amortization of intangibles	0.10	0.10	0.29	0.29
Restructuring costs	—	0.09	0.10	0.09
Net foreign currency exchange loss (gain)	0.05	(0.05)	0.13	0.08
Integration, transition and operational improvement costs	0.21	0.12	0.51	0.41
Advisory fee	0.03	0.03	0.08	0.08
Cash-based compensation expense	0.03	0.03	0.08	0.11
Other items	0.08	0.05	0.21	0.14
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.13)	(0.10)	(0.34)	(0.30)
Other miscellaneous tax adjustments	—	0.01	—	0.01
Non-GAAP Basic and Diluted EPS	$0.72	$0.67	$1.87	$1.88

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal fourth quarter 2024. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal fourth quarter 2024 GAAP diluted EPS to a forward-looking estimate of fiscal fourth quarter 2024 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for fiscal fourth quarter 2024 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Fiscal fourth quarter 2024 GAAP diluted EPS will also include the one-time impact of a $32.4 million ($0.14 per share) charge recorded in October 2024 for the conversion of the participation plan to share-based compensation for certain executives in connection with the IPO, which charge will be excluded for purposes of calculating non-GAAP diluted EPS, as well as Adjusted EBITDA and non-GAAP net income. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.